     As filed with the Securities and Exchange Commission on May 10, 2002

                                                      REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                              --------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                  MAXIMUS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           VIRGINIA                                     54-1000588
 (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
      Incorporation)

   11419 SUNSET HILLS ROAD, RESTON, VIRGINIA                          20190
    (Address of Principal Executive Offices)                        (Zip Code)

                              --------------------

                           1997 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

             DAVID V. MASTRAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  MAXIMUS, Inc.
                             11419 Sunset Hills Road
                             Reston, Virginia 20190
                                 (703) 251-8500
            (Name, Address and Telephone Number of Agent for Service)

                                 with copies to:

                         KERRY JOHN TOMASEVICH, ESQUIRE
                               Palmer & Dodge LLP
                              111 Huntington Avenue
                        Boston, Massachusetts 02199-7613
                                 (617) 239-0100

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum     Proposed Maximum
 Title of Securities To Be       Amount To Be       Offering Price Per   Aggregate Offering       Amount Of
         Registered               Registered             Share(1)            Price(1)         Registration Fee
---------------------------   -------------------   ------------------   ------------------   ----------------
Common Stock, no par value    1,500,000 shares(2)        $31.58           $47,370,000             $4,358.04
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on May 3, 2002 as reported by the New York Stock Exchange.

(2) This Registration Statement registers an additional 1,500,000 shares issuable under the Registrant's 1997 Equity Incentive Plan (the "Plan"). An aggregate of 5,000,000 shares issuable under the Plan have previously been registered under prior registration statements (Registration No. 333-41871, Registration No. 333-75263 and Registration No. 333-62380).

 STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE REGISTRATION
                                STATEMENTS

     Pursuant to Instruction E to Form S-8, the contents of (i) the registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on December 10, 1997 (File No. 333-41871), (ii) the registrant's Registration Statement on Form S-8 filed with the Commission on March 30, 1999 (File No. 333-75263) and (iii) the registrant's Registration Statement on Form S-8 filed with the Commission on June 6, 2001 (File No. 333-62380), relating to the registration of an aggregate of 5,000,000 shares of the registrant's Common Stock, no par value (the "Common Stock"), authorized for issuance under the registrant's 1997 Equity Incentive Plan (the "Plan"), are incorporated by reference in their entirety in this registration statement, except as set forth below. This registration statement provides for the registration of an additional 1,500,000 shares of the registrant's Common Stock to be issued under the Plan.


Item 5. Interests of Named Experts and Counsel.

      The legality of the common stock offered hereby will be passed upon for the registrant by Palmer & Dodge LLP, Boston, Massachusetts. Mr. Kerry J. Tomasevich, a partner of Palmer & Dodge LLP, is an Assistant Secretary of the registrant.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Commonwealth of Virginia, on this 22nd day of April, 2002.

                                                MAXIMUS, INC.


                                                By: /S/ RICHARD MONTONI
                                                    Richard Montoni
                                                    Chief Financial Officer


                                POWER OF ATTORNEY


     We, the undersigned officers and directors of MAXIMUS, Inc., hereby severally constitute and appoint David V. Mastran, F. Arthur Nerret, Richard Montoni, David R. Francis and Kerry J. Tomasevich and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

         SIGNATURE                          TITLE                             DATE

/S/ DAVID V. MASTRAN                President, Chief Executive           April 22, 2002
-----------------------------       Officer and Director
David V. Mastran                    (Principal Executive Officer)


/S/ PETER B. POND                   Chairman of the Board of             April 22, 2002
-----------------------------       Directors
Peter B. Pond


/S/ RICHARD MONTONI                 Chief Financial Officer              April 22, 2002
-----------------------------       (Principal Financial and
Richard Montoni                     Accounting Officer)


/S/ RUSSELL A. BELIVEAU             Director                             April 22, 2002
-----------------------------
Russell A. Beliveau


/S/ LYNN P. DAVENPORT               Director                             April 22, 2002
-----------------------------
Lynn P. Davenport


/S/ THOMAS A. GRISSEN               Director                             April 22, 2002
-----------------------------
Thomas A. Grissen


/S/ JAMES R. THOMPSON, JR.          Director                             April 24, 2002
-----------------------------
James R. Thompson, Jr.


/S/ MARILYN SEYMANN                 Director                             April 24, 2002
-----------------------------
Marilyn Seymann

                                  EXHIBIT INDEX



  EXHIBIT
  NUMBER                              DESCRIPTION

    4.1   Amended and Restated Articles of Incorporation. (1)

    4.2   Amended and Restated By-laws. (2)

    4.3   Specimen Common Stock Certificate. (2)

    5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

   23.1   Consent of Ernst & Young LLP, independent auditors.

   23.3   Consent of Palmer & Dodge LLP.  Contained in Exhibit 5.1 hereto.

   24.1 Power of Attorney. Set forth on the signature page to this Registration Statement.

  ---------------

(1) Filed as an exhibit to MAXIMUS, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File No. 1-12997) on August 14, 2000 and incorporated herein by reference.

(2) Filed as an exhibit to MAXIMUS, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 1-12997) on August 14, 1997 and incorporated herein by reference.